Exhibit 99.1

FOR IMMEDIATE RELEASE	NR15-19

DYNEGY REPORTS PJM AUCTION RESULTS

PROVIDES SHARE REPURCHASE PROGRAM UPDATE

HOUSTON (September 8, 2015) — Dynegy Inc. (NYSE:DYN) today reported its results from the PJM capacity auction for planning year 2018/19 and the transition auction for the 2016/17 delivery year.  The 2018/2019 PJM capacity auction cleared the Capacity Performance product (CP) at $165 per megawatt-day in the RTO (unconstrained region), $215 per megawatt-day for the ComEd region, and $225 per megawatt-day in the EMAAC region. The RTO base capacity product cleared at $150 per megawatt-day.

Dynegy cleared 9,891 megawatts (MW), which includes 835 MW that will be imported into PJM from the Company’s IPH segment assets located in MISO.  Capacity revenues associated with these clearing prices totals $653 million for planning year 2018/19.  The below table lists Dynegy’s cleared capacity for the 2018/2019 capacity auction by zones:

Zone	Megawatts
RTO CP	4,607
COMED CP	3,017
EMAAC CP	533
RTO Base	1,734
TOTAL	9,891

The 2016/2017 transition auction cleared at $134 per megawatt-day. Dynegy cleared and converted 6,542 MW from the existing base product to the CP product.  This includes 730 MW to be imported into PJM from the Company’s IPH segment assets located in MISO.  Based on this clearing price and the remaining base capacity product, PJM Capacity revenues for planning year 2016/17 total $434 million representing an increase of $176 million over the previously cleared volumes.

Results for the 2017/18 transition auction will be announced later this week. The Company sells PJM capacity through its Retail business, and is evaluating the potential impact the transition auctions may have on existing Retail contracts, if any.

On August 6, 2015, the Company announced a $250 million open market share repurchase program targeting completion in 2016. During August 2015, the Company acquired approximately five million shares at a weighted average price of $25.36 for a total cost of $126 million under this program.

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ABOUT DYNEGY

We are committed to leadership in the electricity sector. With nearly 26,000 megawatts of power generation capacity and two retail electricity companies, Dynegy is capable of supplying 21 million homes with safe, reliable and economic energy. Homefield Energy and Dynegy Energy Services are retail electricity providers serving businesses and residents in Illinois, Ohio, and Pennsylvania.

FORWARD LOOKING STATEMENTS

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements” particularly those statements concerning the importing of MWs from the Company’s IPH segment assets into PJM and the timing of announcement of the 2017/18 transition auction results. These statements are based on the current expectations of Dynegy’s management discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its 2014 Form 10-K and subsequent Form 10-Qs. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by the following, among other things, (i) Dynegy’s ability to import the expected number of MWs into PJM; (ii) impact of Capacity Performance product on Retail business; (iii) the industry may be subject to future regulatory or legislative actions, including environmental, that could adversely affect Dynegy; and (iv) Dynegy may be adversely affected by other economic, business, and/or competitive factors. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

Contacts:	Media: Micah Hirschfield, 713.767.5800
Analysts: Rodney McMahan, 713.507.6466